Exhibit 99.1
AXT, Inc. Announces First Quarter 2017 Results
April 26, 2017
Page 1 of 5

FOR IMMEDIATE RELEASE

Contact:

Gary Fischer

Chief Financial Officer

(510) 438-4700

AXT, Inc. Announces First Quarter 2017 Financial Results

FREMONT, Calif., April 26, 2017 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter, ended March 31, 2017.

First Quarter 2017 Results

Revenue for the first quarter of 2017 was $20.6 million, compared with $20.3 million in the fourth quarter of 2016.

Gross margin was 30.5 percent of revenue for the first quarter of 2017, compared with 37.1 percent of revenue in the fourth quarter of 2016.   This decline was largely the result of product mix, foreign exchange and recovery efforts from the short circuit electrical fire in March of 2017.

Operating expenses were $4.9 million in the first quarter of 2017,  compared with  $5.2 million in the fourth quarter of 2016.

Operating profit for the first quarter of 2017 was $1.4 million compared with operating profit of  $2.3 million in the fourth quarter of 2016.

Interest and other, net for the first quarter of 2017 was a loss of $0.8 million, compared with a loss of $0.3 million in the fourth quarter of 2016.

Net profit in the first quarter of 2017 was $0.7 million, or $0.02 per diluted share, compared with a net profit of $2.2 million or $0.06 per diluted share in the fourth quarter of 2016.

AXT, Inc. Announces First Quarter 2017 Results
April 26, 2017

Management Qualitative Comments

“Q1 was a busy and productive quarter,” said Morris Young, chief executive officer. “We are seeing encouraging progress in the adoption of several emerging technologies and are continuing to invest in our product development, production capacity, and customer engagement and support capabilities in order to position ourselves for coming business opportunities. In addition, we recently completed a successful secondary offering, helping to ensure that AXT is well capitalized for both business expansion and the future relocation of our gallium arsenide production line. And finally, we experienced, and then quickly and effectively recovered from, a short-circuit electrical fire at our Beijing facility. I am proud of the way our team pulled together with a shared sense of purpose to support all of our key stakeholders, including our customers, investors, and fellow employees. 2017 will likely be an important year for AXT, and I believe we are taking the correct steps to ready our business for our next phase of growth.”

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 95615587). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 95615587) until May 2, 2017. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell applications. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces First Quarter 2017 Results
April 26, 2017

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Announces First Quarter 2017 Results
April 26, 2017

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016

Revenue	$20,616	$18,713
Cost of revenue	14,328	13,460
Gross profit	6,288	5,253
Operating expenses:
Selling, general, and administrative	3,793	3,374
Research and development	1,124	1,381
Total operating expenses	4,917	4,755
Income from operations	1,371	498
Interest income, net	98	98
Equity in loss of unconsolidated joint ventures	(933)	(456)
Other income, net	48	190
Income before provision for income taxes	584	330
Provision for income taxes	159	397
Net income (loss)	425	(67)
Less: Net loss attributable to noncontrolling interests	240	109
Net income attributable to AXT, Inc.	$665	$42
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$0.02	$(0.00)	*
Diluted	$0.02	$(0.00)	*
Weighted average number of common shares outstanding:
Basic	34,210	32,002
Diluted	35,624	32,002

* Net loss to AXT, Inc. per common share resulted due to the accrual of preferred dividend liquidation preference during the three months ended March 31, 2016

AXT, Inc. Announces First Quarter 2017 Results
April 26, 2017

AXT, INC.

CONDENSED CONSOLIDSTED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$56,512	$36,152
Short-term investments	20,483	11,415
Accounts receivable, net	17,649	14,453
Inventories	39,195	40,152
Related party notes receivable – current	159	—
Prepaid expenses and other current assets	4,663	5,114
Total current assets	138,661	107,286
Long-term investments	9,762	6,156
Property, plant and equipment, net	27,141	27,805
Related party notes receivable – long-term	—	157
Other assets	11,853	12,842
Total assets	$187,417	$154,246
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,159	$6,691
Accrued liabilities	7,906	9,260
Total current liabilities	16,065	15,951
Long-term portion of royalty payments	431	575
Other long-term liabilities	232	330
Total liabilities	16,728	16,856
Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	38	33
Additional paid-in-capital	227,159	194,177
Accumulated deficit	(64,320)	(64,985)
Accumulated other comprehensive income	550	253
Total AXT, Inc. stockholders’ equity	166,959	133,010
Noncontrolling interests	3,730	4,380
Total stockholders’ equity	170,689	137,390
Total liabilities and stockholders’ equity	$187,417	$154,246